EXHIBIT 10.1


                              TERMINATION AGREEMENT


            THIS TERMINATION AGREEMENT ("Agreement"), dated as of December 23, 2005, between SIX FLAGS, INC., a Delaware corporation (the "Company"), and KIERAN E. BURKE (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Executive, the Company and Six Flags Operations,
Inc. are parties to an Employment Agreement, dated as of December 31, 2003 (the "Employment Agreement");


            WHEREAS, the Executive and the Company have mutually agreed to the termination of the Executive's employment as Chief Executive Officer, President and Chief Operating Officer of the Company; and

            WHEREAS, the Executive and the Company desire to set forth herein the terms and conditions of the termination of the Executive's employment with the Company.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

            1. Termination of Employment. The Executive's employment as Chief Executive Officer, President and Chief Operating Officer of the Company terminated on December 13, 2005 (the "Termination Date") upon the terms and conditions set forth herein. The Executive does hereby resign from any and all director, officer and employee positions held by the Executive in any Subsidiary (as defined in Section 10(c)(i) hereof ) or Affiliate (as defined in Section 10(c)(ii) hereof) of the Company as of the Termination Date.

            2. Consulting Services. From the Termination Date until March 15, 2006, the Executive shall provide such consulting services to the Company as the Chief Executive Officer of the Company shall reasonably request and at such times and at such locations that are mutually agreeable to the Executive and the Company; provided, however, that such consulting services to be provided by the Executive shall not interfere with the Executive's other business commitments.

            3. Payments. (a) The Company shall pay the Executive, by wire transfer on December 14, 2005 to an account designated by the Executive, the following amounts:

                        (i) $7,000,000; and

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                        (ii) $2,334,000, which represents the bonus required to
be paid to the Executive pursuant to the Employment Agreement in respect of the Company's 2005 fiscal year pursuant to the formula previously adopted by the Compensation Committee of the Company's Board of Directors and determined as if the Company's EBITDA for such fiscal year equals $300 million.

                  (b) The Company shall pay the Executive the Base Salary (as defined in Section 5(a) of the Employment Agreement) in effect immediately prior to the Termination Date through the Termination Date.

                  (c) The Company shall pay or provide the Executive any amounts earned, accrued or owing as of the Termination Date but not yet paid under
Section 6 of the Employment Agreement.

            4. Equity Awards. As required by the terms of the Employment Agreement, the Company shall grant, effective immediately prior to the effectiveness of the termination of the Executive's employment with the Company, to the Executive under the Company's 2001 Stock Option and Incentive Plan (the "2001 Plan") a stock option (the "Stock Option") to purchase 240,000 shares of the Company's Common Stock, par value $.025 per share ( "Common Stock"). The Stock Option shall have an exercise price per share equal to the fair market value (as defined in the 2001 Plan) of a share of Common Stock on the date of grant, shall be fully vested and exercisable on the Termination Date, shall be exercisable for a period of 90 days after the Termination Date, and shall have such other terms and conditions, not inconsistent with the foregoing or with any other provision of this Agreement, as are customarily contained in the grant letters under the 2001 Plan heretofore issued by the Company. In the event of a stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation or other comparable changes or transactions of or by the Company, an appropriate adjustment to the number of shares of Common Stock into which the Stock Option is exercisable shall be made to give proper effect to such event.

            In addition, all Options previously granted to the Executive prior to the Termination Date shall be fully vested and exercisable as of the Termination Date. Such Options, and any other stock options previously granted to the Executive to the extent exercisable on the Termination Date, shall be exercisable for a period of 90 days after the Termination Date, and shall be subject to adjustment as provided in this Section 4(a).

                  (b) As required by the terms of the Employment Agreement, the Company shall grant, effective immediately prior to the effectiveness of the termination of the Executive's employment with the Company, to the Executive 80,000 shares of the Company's Common Stock (the "Shares"). The Shares shall not be subject to any restrictions and no Restriction Period shall apply to the Shares. Share certificates evidencing such Shares shall be delivered to the Executive as promptly as practicable after the Termination Date.

            In addition, the Restriction Period with respect to all Restricted Shares previously granted to the Executive prior to the Termination Date shall automatically and immediately expire as of the Termination Date. To the extent not previously delivered to the Executive, share certificates evidencing such Restricted Shares, and any other Restricted Shares previously granted to the Executive as to which the Restriction Period had expired prior to the Termination Date, shall be delivered to the Executive as promptly as practicable after the Termination Date.

                  (c) For purposes of this Agreement:

                        (i) "Options" shall have the meaning ascribed to such term in Section 5(d) of the Employment Agreement.

                        (ii) "Restriction Period" shall have the meaning ascribed to such term in Section 9(c)(iii) of the Employment Agreement.

                        (iii) "Restricted Shares" shall have the meaning ascribed to such term in Section 9(a) of the Employment Agreement.

            5. Benefits. The Executive shall be entitled to:

                  (a) continued participation at the Company's expense in medical, dental and hospitalization insurance coverage and in all other employee benefit plans and programs in which he was participating on or immediately prior to the Termination Date for a period equal to the longest of (i) 6 months from the Termination Date, (ii) the minimum period prescribed by applicable law or
(iii) the period set forth in the applicable plan or program of the Company; and

                  (b) other or additional benefits in accordance with applicable plans and programs of the Company.

            6. Reimbursement of Expenses. The Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties under the Employment Agreement through the Termination Date or in the performance of his duties under Section 2 hereof, in each case, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

            7. Golden Parachute Payment Excise Tax Gross-Up. As required by the terms of the Employment Agreement, in the event that the Executive receives any payments or benefits pursuant to this Agreement, including accelerated issuance or vesting of restricted stock or stock options, then the Company shall pay the Executive any additional amounts that are required to be paid by the Executive as excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, in respect to the aggregate of all payments or benefits made or provided to the Executive under this Agreement or under any other plans or programs of the Company.

            8. No Mitigation. The Executive shall be under no obligation to seek other employment.

            9. Non-Disparagement. (a) The Executive shall take no action which is intended or would reasonably be expected to damage or otherwise materially diminish the reputation of the Company or any of its Subsidiaries, Affiliates, officers or directors, or lead to unwanted or unfavorable publicity to the Company or any of its Subsidiaries, Affiliates, officers or directors.

                  (b) The Company shall make no public statement, and shall direct its officers and directors not to take any action or make any statement, which is intended or would reasonably be expected to damage or otherwise materially diminish the Executive's reputation, or lead to unwanted or unfavorable publicity to the Executive.

                  (c) Notwithstanding the obligations of this Section 9 or any other obligation to the contrary, the Executive and the Company are permitted to provide truthful and accurate information if required by any court or government agency or body or as otherwise required by law.

            10. Releases. (a) The Executive hereby releases and discharges the Company, each of its Subsidiaries and Affiliates, and their respective past and present officers, directors, shareholders, employees and agents (but only in their capacities as such) (the "Company Releasees") from any and all claims and causes of action, known or unknown, asserted or unasserted, which the Executive has or may have against the Company Releasees for compensation and benefits existing at any time on or prior to the Termination Date, other than pursuant to
(i) this Agreement, (ii) the Indemnity Agreement, dated as of September 16, 2004, between the Company and the Executive (the "Indemnity Agreement"), and
(iii) each other benefit plan or arrangement in which the Executive has participated during his employment with the Company, as reflected on the books and records of the Company. The foregoing release does not include the Executive's right to enforce the terms of this Agreement or the Indemnity Agreement.

                  (b) The Company, on behalf of itself, each of its Subsidiaries and Affiliates, and their respective past and present officers, directors, shareholders, employees and agents (but only in their capacities as such), hereby releases and discharges the Executive, his heirs, executors and assigns (hereafter, the "Executive Releasees") from any and all claims and causes of action, known or unknown, asserted or unasserted, which the Company and each Subsidiary and Affiliate, or any of them, have or may have against the Executive Releasees, for (i) conduct, acts or omissions by the Executive occurring or existing at any time on or prior to the Termination Date to the extent that such conduct, acts or omissions constitute gross negligence or any lesser standard of culpability on the part of the Executive in the performance of his duties and obligations (x) as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company, (y) as a director, officer or employee of the Company, its Subsidiaries and its Affiliates, and their respective predecessors, and (z) as a fiduciary, trustee or member of any committee with respect to any employee benefit or compensation plan or program of the Company, its Subsidiaries and its Affiliates, and their respective predecessors, or (ii) claims by the Company arising under the Employment Agreement, existing at any time on or prior to the Termination Date.

                  (c) For purposes of this Agreement:

                        (i) "Subsidiary" shall mean, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (x) such person, (y) such person and one or more Subsidiaries of such person or (z) one or more Subsidiaries of such person.

                        (ii) "Affiliate" of a person shall mean any other person that directly or indirectly controls, is controlled by, or is under common control with the person specified. For the purposes of this Agreement, "control," when used with respect to any person, shall mean the power to direct the management and policies of such person, whether through the ownership of securities, by contract or otherwise.

            11. Indemnification. (a) The Executive shall be entitled to the benefit of the indemnification provisions contained on December 31, 2003 in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions thereafter that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the fullest extent permitted by applicable law at the time of the assertion of any liability against the Executive in respect of any matter relating to the period during which the Executive is employed by the Company, no matter when arising.

                  (b) The Company hereby represents that during the period in which the Executive was employed by the Company, the Company maintained a directors' and officers' liability insurance policy covering the Executive to the extent the Company provided such coverage for its other executive officers, which policy was maintained on a claims occurred, rather than claims made, basis.

            12. Covenant Not-to-Compete. During the two years following the Termination Date (the "Covenant Period"):

                  (a) The Executive agrees that he will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, member, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to any person engaged in the ownership, operation and/or management of any water park, amusement park, theme park, marine or wildlife park, outdoor mini-theme park or family amusement or entertainment center (collectively, "Parks") located within the United States of America (or in the event the Company owns or otherwise operates any Park outside the United States of America, in any location within a 250 mile radius of such location); provided, however, that the foregoing shall not be deemed to prohibit the Executive from (i) acquiring, solely as an investment, securities of any person which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which are publicly traded, so long as he is not part of any group required to make any filing under
Section 13(d) of the Exchange Act in respect of such person and such securities do not constitute 2% or more of any class of outstanding securities of such person or (ii) acquiring, solely as an investment, any securities of any person (other than a person that has outstanding securities covered by the preceding clause (i)) so long as he remains a passive investor in such person and does not become part of any control group thereof and so long as such person is not, directly or indirectly, in competition with the Company or any of its Subsidiaries. For purposes of the foregoing, a person shall be deemed to be in competition with the Company or any of its Subsidiaries if it (or its Subsidiaries or Affiliates) is then engaged in any line of business that is substantially the same as any line of business in which the Company or any of its Subsidiaries is engaged.

                  (b) The Executive agrees that he will not, directly or indirectly, during the Covenant Period, for his own benefit or for the benefit of any other person knowingly solicit the professional services of any employee of the Company or any Subsidiary or any person who had been such an employee within three months prior thereto or otherwise interfere with the relationship between the Company or any Subsidiary and any of such persons.

                  (c) The Executive recognizes and acknowledges that, in connection with his employment by the Company, he has had access to valuable trade secrets and confidential information of the Company and its Subsidiaries and Affiliates including, but not limited to, customer and supplier lists, business methods and processes, marketing, promotional, pricing and financial information and data relating to employees and agents (collectively, "Confidential Information") and that such Confidential Information was being made available to the Executive only in connection with the furtherance of his employment by the Company. The Executive agrees that after Termination Date, he will not use or disclose any of such Confidential Information to any person, except that disclosure of Confidential Information will be permitted: (i) to the Company, its Subsidiaries and Affiliates and their respective advisors; (ii) if such Confidential Information has previously become available to the public through no fault of the Executive; (iii) if required by any court or governmental agency or body or is otherwise required by law; (iv) if necessary to establish or assert the rights of the Executive hereunder; or (v) if expressly consented to by the Company.

                  (d) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining the Executive from doing or continuing to do any such act or any other violations or threatened violations of this Section 12.

                  (e) The Executive acknowledges and agrees that the restrictive covenants set forth in this Section 12 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

                  (f) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such Restrictive Covenant shall then be valid and enforceable.

            13. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

            14. Successors and Assigns. (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under this Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

            15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

            16. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three
(3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or by any nationally-recognized overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 16: (a) if to the Company, 122 East 42nd Street, New York, New York 10168, Attn: Board of Directors, and (b) if to the Executive, 69 Prospect Street, Summit, New Jersey 07901.

            17. Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding, employment, social security, medicare, unemployment and other payroll taxes and deductions in accordance with the Company's policies applicable to senior executives of the Company and the provisions of any applicable employee benefit plan or program of the Company.

            18. Complete Understanding. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof, including but not limited to the Binding Term Sheet between the parties dated December 13, 2005. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein. For avoidance of any doubt, (i) the Employment Agreement shall be superseded and of no further force or effect as of the Termination Date except as otherwise expressly set forth herein and (ii) the Indemnity Agreement shall remain in full force and effect in accordance with its terms.

            19. Modification; Waiver. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            20. Mutual Representations. (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound and (ii) do not require the consent of any person which has not been obtained.

                  (b) The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that such execution and delivery and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) do not require the consent of any person which has not been obtained.

                  (c) Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

            21. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

            22. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

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            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name, and the Executive has manually signed his name hereto, all as of the day and year first above written.



                                    SIX FLAGS, INC.



                                    By:  /s/  Mark Shapiro
                                        ----------------------------------
                                        Name:  Mark Shapiro
                                        Title:  Chief Executive Officer




                                      /s/   KIERAN E. BURKE
                                    --------------------------------------
                                    KIERAN E. BURKE